UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 20, 2007

IElement Corporation
______________________________________________________________________________
(Exact name of registrant as specified in its chapter)

NEVADA                                            000-29331                                                       76-0270295 ____________________________________________________________________________
(State or other jurisdiction of incorporation)                    (Commission  File Number)                      (IRS Employer Identification No.)

_________________________P.O. Box 279, Lyndeborough, New Hampshire, 03082 _____________________________
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (603) 654-2488

____________________17194 Preston Road Ste 102, PMB 341, Dallas, Texas, 75248___________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 3.02. Unregistered Sales of Equity Securities
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment ofCertain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01. Other Events

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.01. Completion of Acquisition or Disposition of Assets.

Sale of Wholly-Owned Subsidiary, IElement, Inc.

Effective on December 20, 2007, IElement Corporation (the “Company”) entered into a Stock Purchase Agreement (the “IElement Agreement”) with Ivan Zweig (then the Company’s Chairman and CEO) pursuant to which Mr. Zweig agreed to purchase from the Company (the “Share Purchase”) all of the outstanding shares of capital stock of IElement, Inc., a wholly owned subsidiary of the Company (the “Target”).  A copy of the IElement Agreement is attached hereto as Exhibit “10.1”.

In addition to serving as the Company’s Chairman and CEO, Mr. Zweig and his family, have loaned the Company approximately $650,000 since December, 2000, which loans have been evidenced by secured promissory notes.

As consideration for the Share Purchase, Mr. Zweig agreed to:

(a)   assume, through Target, certain liabilities of the Target.

(b)   release the Company from any and all liability under that certain Employment Agreement between the Company and Mr. Zweig dated January 1, 2007 as disclosed in the Company’s Form 8-K filed with the Securities Exchange Commission (the “SEC”) on April 20, 2007 (the “Employment Release”).  A copy of the Release of Employment Agreement is attached hereto as Exhibit ”10.2”.  In connection therewith, Mr. Zweig agreed to resign his positions as a director and an officer of the Company.

(c)   release the Company from any and all liability under that certain Consulting Agreement between the Company and Kramerica Capital Corporation (“Kramerica”) dated January 1, 2007 as disclosed in the Seller’s Form 8-K filed with the SEC on April 20, 2007 (the “Kramerica Release”).  Mr. Zweig owns 100% of the equity of Kramerica Capital Corporation and as such has full power and authority, on behalf of Kramerica, to enter into the IElement Agreement.  A copy of the Release of Consulting Agreement is attached hereto as Exhibit ”10.3”.

(d)   relinquish and cancel all stock options and warrants held by Mr. Zweig for the purchase of the stock of the Company, and

(e)   enter into an Indemnity Agreement in favor of the Company in the form attached hereto as Exhibit “10.4”  in which Mr. Zweig agrees to indemnify the Company for any and all liabilities of the Company, none of which are listed on Schedule 2.2.6 of the IElement Agreement and which liability arose prior to the Closing hereof.

Purchase of The Retirement Solutions.com, Inc. Stock From Newsgrade Corporation.

On December 20, 2007, the Company entered into a Stock Purchase Agreement with Newsgrade Corporation (“Newsgrade”), a copy of which is attached hereto as Exhibit “10.5” (the “Newsgrade Agreement”), pursuant to which the Company agreed to purchase from Newsgrade 1 million shares of common stock of The Retirement Solutions.com, Inc. (“TRS”).  As consideration for the purchase, the Company agreed to pay to Newsgrade at closing $200,000 in the form of the Convertible Promissory Note (the “Convertible Note”) attached hereto as Exhibit “10.6”.  The Convertible Note, in part, is due and payable one year from issuance with 10% interest and is convertible into shares of common stock of the Company.

Other than in respect to the Newsgrade Agreement, there has been no material relationship between Newsgrade and the Company or their affiliates.

Item 3.02. Unregistered Sales of Equity Securities.

Convertible Promissory Note

As more fully set forth in Items 1.01 and 2.01 above, on December 20, 2007, the Company issued to Newsgrade the Convertible Note, which note is due and payable one year from issuance with 10% interest and is convertible into shares of common stock of the Company at the conversion rate of $0.004 per share, subject to adjustment.   In addition, Newsgrade may demand repayment of the Convertible Note with shares of stock of TRS owned by the Company.  For purposes hereof, the shares of stock of TRS shall be valued at $0.20 per share.  The issuance of the Company common stock will not be registered under the Securities Act of 1933, as amended in reliance on the exemption from registration provided by Section 4(2) of the Exchange Act of 1934, as amended.

Grant to Susan Pursel

On December 20, 2007, the Company authorized the issuance of 13,000,000 shares of common stock to Susan Pursel in exchange for her willingness to serve on the Board of Directors and accept the positions as Chairman, CEO and President.   The issuance of the Company common stock will not be registered under the Securities Act of 1933, as amended in reliance on the exemption from registration provided by Section 4(2) of the Exchange Act of 1934, as amended.

Grant to Paul Lengemann

On December 24, 2007, the Company authorized the issuance of 1,000,000 shares of common stock to Paul Lengemann in exchange for his willingness to serve on the Board of Directors.  The issuance of the Company common stock will not be registered under the Securities Act of 1933, as amended in reliance on the exemption from registration provided by Section 4(2) of the Exchange Act of 1934, as amended.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the IElement Agreement described above, effective December 20, 2007 Ivan Zweig resigned as a director and an officer of the Company.  In addition, effective December 20, 2007 Lance Stovall resigned as a director of the Company.  Neither resignation was due to a dispute with the Company.

On December 20, 2007, the board of the directors of the Company appointed Susan Pursel to the Board of Directors and on December 24, 2007, the Company appointed Paul Lengemann to the Board of Directors.  Also effective December 20, 2007 Susan Pursel has been appointed as the Company’s Chairman, Chief Executive Officer, President, Secretary and Treasurer.

Susan Pursel and Paul Lengemann are currently the sole officers and directors of the Company.  Ms. Pursel and Mr. Lengemann shall serve until the next annual meeting.  Neither individual is a director of any other Company subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.  Neither Ms. Pursel nor Mr. Lengemann, is related to any directors, executive officer or persons nominated or chosen by the Company to become directors or executive officers.

Ms. Pursel is a minority stockholder of Newsgrade and former President of StockDataNews.com, Inc., a wholly owned subsidiary of Newsgrade,  which as more fully set forth in Items 1.01 and 2.01 entered into a transaction with the Company whereby the Company purchased 1,000,000 shares of the The Retirement Solutions.com, Inc. (“TRS”).  As consideration for the purchase, the Company agreed to pay to Newsgrade at closing $200,000 in the form of the Convertible Promissory Note.

Mr. Lengemann was President of Stockdiagnostics.com, Inc., a wholly owned subsidiary of Newsgrade between 2002 and 2004.  As more fully set forth in Items 1.01 and 2.01 Newsgrade entered into a transaction with the Company whereby the Company purchased 1,000,000 shares of the The Retirement Solutions.com, Inc. (“TRS”).  As consideration for the purchase, the Company agreed to pay to Newsgrade at closing $200,000 in the form of the Convertible Promissory Note.

Susan Pursel (age 51) has been President of StockDataNews.com, Inc., from July of 2005 through December of 2007; Vice President of StockDiagnostics.com Inc., from July of 2004 through June of 2005 and Founder and President of Claddagh LTD., a marketing company from 1994 through June 2007.

Paul Lengemann (age 63) is the President and founder of FXLive, Inc, a privately held company.  Mr. Lengemann was President of Stockdiagnostics.com, Inc. from May 2002 through May 2004 and was President and CEO of Walsung, Inc. from 2000 to 2001.  In addition, he has been a free lance writer for the Seminole Chronicle.

The Company has approved the issuance of 13,000,000 shares of common stock to Ms. Pursel in exchange for her agreement to serve on the Board of Directors and also for accepting the position as Chairman, CEO and President of the Company.  The Company has also approved the issuance of 1,000,000 shares of common stock to Mr. Lengemann in exchange for his agreement to serve on the Board of Directors.

Item 8.01. Other Events

The Board of Directors of the Company approved on December 27, 2007, a reverse split of Company common stock in a ratio of one (1) new share for every sixteen (16) existing shares of common stock. The Company’s authorized shares of common stock will be proportionately reduced so therefore shareholder approval is not necessary.  The record and effective date of the reverse split is January 8, 2008.

Item 9.01 Financial Statements and Exhibits

(a)(b)(c) None

(d) Exhibits

10.1            Stock Purchase Agreement with Ivan Zweig effective December 20, 2007

10.2            Form of Release of Employment Agreement

10.3            Form of Release of Consulting Agreement

10.4            Form of Indemnity Agreement

10.5            Stock Purchase Agreement with Newsgrade Corporation dated Dec. 20, 2007

10.6            Form of Convertible Promissory Note

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  December 28, 2007

IElement Corporation

By:
Name: Susan Pursel
Title: President, CEO and Director
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